Exhibit 32.2


                            CERTIFICATION PURSUANT TO
                               SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


          In connection with the Annual Report of Watermark Investors Realty Trust (the "Company") on Form 10-K for the year ending December 31, 2006 as filed with the Securities and Exchange Commission (the "SEC") on or about the date hereof (the "Report"), I, David S. Givner, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

          A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

 Date: March 27, 2007                       /s/ David S. Givner
                                            ---------------------------
                                            David S. Givner
                                            Principal Financial Officer